UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Internet Sciences Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LYNDA CHERVIL

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

2023 INTERNET SCIENCES INC. ANNUAL SHAREHOLDER MEETING

DECEMBER 28, 2023

Dear Shareholders:

2022 and 2023 were important years for Internet Sciences Inc (ISI). We recalibrated our efforts by putting a significant amount of time on developing and strengthening the skills, abilities, processes and resources that our company needs to survive, adapt and thrive in rapidly changing business environments. We have recruited subject matter experts to join our direct team as Chief Information Officer, Chief Technology Officer and Chief Sciences Officer to lead technology, science and innovation within ISI to enable us to compete in the marketplace for 21st century technologies. To expand our capabilities, we have also recruited consultants with specialties in AI/ML and Computational Mathematics as our extension team.

During 2022 and 2023, we have focused on Intellectual Property development (IP) to create a robust portfolio of assets with a slate of products targeted to complete development in the first quarter of 2024 and start commercialization in the second quarter of 2024. We have also revamped our Intellectual Property and Technology strategies to ensure that as a diversified technology company, we are focused on the technology sectors where we feel we can deploy with scale. As such, we have added Cloud Computing, Data Analytics and AI/ML in addition to Internet of Things and Cybersecurity to our core sectors due to the combined market opportunities they represent. As we move into 2024, we will seek to open commercial sales channels and distribution channels for organic growth revenues derived from selling our proprietary products as we will simultaneously seek inorganic growth opportunities with targeted acquisitions of existing revenue producing companies aligned with our overall corporate strategy.

Let me end by thanking you, our shareholders, for your continued confidence in Internet Sciences Inc. I am grateful for your support.

Very truly yours,

Lynda Chervil

Chairman & CEO

667 Madison Ave, 5th Floor, NY, NY 10065

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Internet Sciences, Inc (also referred to as “ISI” or the “Company”) will be held December 28, 2023 at 11:00 am Eastern time, and any adjournments or postponements thereof.

The meeting will be held by audio teleconference only. You will not be able to attend the Meeting in person; all references herein to attending the Meeting or voting “in person” mean by means of audio teleconference rather than by physical presence. You will not be able to vote over the teleconference, however, you will be able to vote via the internet if you attend the teleconference.

The meeting is being held for the following purposes:

1.	To elect eight (8) Board members for the Company; and

2.	To Approve the Management’s Proposal on an Executive Compensation (Say on Pay).

Only shareholders of record of the Company as of the close of business on November 20, 2023, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

Attending the Meeting by Teleconference as a Shareholder of Record

To participate in the Meeting, please use the following number: Toll Free 667-770-1025 Pass Code 821426#. If you intend to vote at the Meeting, you can vote over the internet following the instructions on your Proxy Card. If you have any questions prior to the Meeting, please call the proxy tabulator, Odyssey Transfer and Trust Company 1 (888) 290-1175.

By order of the Board of Directors of ISI,

Drew R. Barnholtz

Corporate Secretary

Dated: December 19, 2023

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy Card(s) or voting on the Internet. If you are unable to attend the Meeting, please fill in, sign and return the enclosed Proxy Card(s) in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States. Certain shareholders will be able to vote electronically on the Internet by following instructions contained on their Proxy Card(s).

IMPORTANT NOTICE AND FREQUENTLY ASKED QUESTIONS

You should carefully review the accompanying Proxy Statement. The following “Questions and Answers” are provided for your convenience to address frequently asked questions. The information in the Questions and Answers is qualified in its entirety by reference to the Proxy Statement.

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

You are receiving these proxy materials, which includes the Notice of Annual Meeting of Shareholders (“Notice”), the Proxy Statement and your Proxy Card(s), because you have the right to notice of, and to vote at, an Annual Meeting of Shareholders (the “Meeting”) of Internet Services, Inc (“ISI” or the “Company”) that will be held on December 28, 2023, at 11:00 am Eastern time. These proxy materials describe each proposal, which shareholders of ISI will be asked to vote on at the Meeting and provide instructions so that your shares may be voted at the Meeting.

Why am I being asked to provide voting instructions?

Because you were a shareholder of record as of the close of business on November 20, 2023, the record date for the Meeting. ISI is soliciting instructions from its shareholders on how to vote in ISI’s interest with respect to the proposals in the proxy.

What proposals am I being asked to vote on?

The Meeting is being held for the purpose of voting on the following proposals:

1.	To elect eight (8) Board members for the Company; and

2.	To Approve the Management’s Proposal on an Executive Compensation (Say on Pay).

Why am I being asked to elect eight (8) Board members?

By law, the Board of Directors must be elected by the shareholders. The Board has the ability to appoint Board members between shareholder meetings without a shareholder vote only if after such appointment at least two-thirds of the Board have been elected by the shareholders.

Why am I being asked to approve the Executive Compensation?

The SEC requires public companies to disclose the compensation paid to CEOs and other high ranking officers of public companies. The Board is requesting an advisory vote for the approved compensation.

How does the Board suggest I vote?

The Board of ISI has carefully considered each Proposal as it applies to the Company and has unanimously recommended that you vote “FOR” each proposal.

How does the Board suggest I vote?

The Board believes each Director is qualified for the role and asks the shareholders to make their decisions based on the individual’s experience and diversified background to provide for varying points of view in order for each Director to best represent the Company and its shareholders.

I only hold a small investment. Does my vote matter?

Yes. All shareholders, regardless of size are encouraged to vote. Your vote is needed to ensure that the proposals can be acted upon at the Meeting. To act upon a proposal, a certain percentage of shares must be represented at the Meeting. This is called a quorum. If the Company does not obtain a quorum, the Meeting will be adjourned to a future date. In order to reach quorum, the Company may solicit shareholders through additional mailings or phone calls. These additional steps can be costly. Casting your vote helps avoid these costs.

How do I vote my shares?

You can vote in any of the following ways:

●	Through the internet by logging on to the website indicted on your Proxy Card(s)

●	By mailing the enclosed Proxy Card after signing and dating; or

You are encouraged to follow the instructions on your Proxy Card to vote your shares through the Internet or by mail. Using these methods is quick and easy. No matter what method you choose, however, please carefully read the accompanying Proxy Statement before you vote.

What is the deadline for submitting my vote?

Please vote as soon as possible. If you do not plan to attend the Meeting, your vote must be received by ISI prior to the start of the meeting at 11:00 am Eastern time on December 28, 2023.

Who should I call if I have questions?

If you need assistance or have any questions please call the proxy tabulator, Odyssey Transfer and Trust Company 1 (888) 290-1175

The accompanying Proxy Statement contains detailed information about each proposal. Please read it carefully before casting your vote. Your vote is important no matter how many shares you own.

667 Madison Avenue, 5th Fl, NY, NY 10065

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 28, 2023

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies (separately referred to as a “Proxy” and collectively referred to as “Proxies” by the Board of Directors of Internet Sciences, Inc. (“ISI” or the “Company”). The Proxies are being solicited for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company that will be held on December 28, 2023 at 11:00 a.m., Eastern time, and any adjournments or postponements thereof.

The Meeting will be held by audio teleconference only. You will not be able to attend the Meeting in person; all references herein to attending the Meeting or voting “in person” mean in person by means of audio teleconference rather than by physical presence. It is expected that this Proxy Statement and the accompanying Notice of the Annual Meeting of Shareholder (“Notice”) and Proxy Cards(s) will first be mailed to shareholder (“Shareholders”) on or about December 8, 2023. The purposes of the Meeting, the matters to be acted upon (“Proposals”) and the commencement time of the Meeting are set forth in the accompanying Notice.

The meeting is being held for the following purposes:

1.	To elect eight (8) Board members for the Company; and

2.	To Approve the Management’s Proposal on an Executive Compensation (Say on Pay).

If the accompanying Proxy Card(s) is properly executed and returned in time, or is submitted by Internet, to be voted at the Meeting, the Proxies named therein or referenced thereon, respectively, will vote the Shares in accordance with the instructions marked thereon. Properly executed but unmarked Proxy Cards submitted by Shareholders will be voted FOR a Proposal. A Proxy or voting instruction may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Company, execution and delivery of a later dated Proxy or voting instruction to the Secretary of the Company (whether by mail or, as discussed below, by Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a Proxy or voting instruction; you must vote via the Internet at the Meeting.

The Board has fixed the close of business on November 20, 2023 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. Each full Share will be entitled to one vote at the Meeting and each fraction of a Share will be entitled to the fraction of a vote equal to the proportion of a full Share represented by the fractional Share. The number of outstanding voting securities of the Company “Shares” as of the Record Date are set forth herein under the header Shareholder Ownership.

This section also sets forth the persons who beneficially owned more than 5% of the Shares of a Fund.

Only one Proxy Statement may be delivered to multiple Shareholders sharing an address unless the Company has received contrary instructions. The Company will furnish, upon written or oral request, a separate copy of the Proxy Statement to a Shareholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Company that a Shareholder wishes to receive separate copies in the future, should be made in writing to the Secretary of the Company at the address listed above. Multiple Shareholders who are sharing an address and currently receive multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements written to the Secretary of the Company at the address listed above.

The cost of soliciting Proxies for the Meeting, including printing and mailing expenses, is expected to be approximately $5,000, which will be borne by the Company. The solicitation of Proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through officers or employees of ISI without special compensation therefor. In addition, the Company may employ Computershare Fund Services (“Computershare”) to make telephone calls to Shareholders to remind them to vote. The Company may also employ Computershare as proxy solicitor.

Shareholders may be able to vote their Shares by mail or by Internet by following the instructions on the Proxy Card(s) accompanying this Proxy Statement. The Internet procedures are designed to authenticate a Shareholder’s identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. To vote by Internet, Shareholders can access the website listed on the Proxy Card(s).

The last proxy vote or voting instruction received in time to be voted, whether by Internet or by mailed Proxy Card(s) will be the vote that is counted and will revoke all previous votes or instructions by the Shareholder.

The Board unanimous recommends that you vote “FOR” each propososal.

Your vote is important. Please return your Proxy Card(s) promptly no matter how many Shares you own.

●	FIVE PERCENT HOLDERS	8

●	OFFICER AND DIRECTOR STOCK OWNERSHIP BOARD	8

PROPOSAL 1: ELECTION OR DIRECTORS	9

PROPOSAL 2: MANAGEMENT PROPOSAL ON ADVISORY VOTE ON EXECUTIVE COMPENSATION	12

SECURITY OWNERSHIP:

FIVE PERCENT HOLDERS

The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than five percent (5%) of our common stock:

NAME/BENEFICIALLY OWNED SHARES BENEFICIALLY OWNED PERCENT OF CLASS AS OF NOVEMBER 20, 2023

Lynda Chervil	1,786,000	Class A	26.455%	11/20/2023
521 Fifth Avenue, 17th Floor NEW YORK, New York 10175	12,098,700	Class B	73.85%	11/20/2023
	13,884,700	Total

OFFICERS AND DIRECTOR STOCK OWNERSHIP

The following table shows the number of shares of ISI beneficially owned as of November 20, 2023 by each Director and each Executive Officer:

NAME	TOTAL SHARES BENEFICIALLY OWNED
INDEPENDENT DIRECTORS
Mark Deutsch	27,500	35.03%
Lisa Johnson Pratt	13,500	17.19%
Mark Maybury	22,500	28.66%
Kenneth Sanders	7,500	9.55%
Michael Kahn	7,500	9.55%
Demetrius Hutcherson	0	0.00%
NON-INDEPENDENT DIRECTORS AND EXECUTIVE OFFICERS
Lynda Chervil	12,098,700	99.00%
Dennis Irby	18,000	.001%
Matthew Liotine	35,500	.003%
Jason Lee	18,000	.001%
ALL Shares Entitled to Vote	3,628,750	Class A
	18,800,000	Class B
	22,428,750	61.90%

*	Less than 1%

PROPOSAL 1: ELECTION OF DIRECTORS

By law, the Board of Directors must be approved by the shareholders. The Board has the ability to appoint Board members between shareholder meetings without a shareholder vote only if after such appointment at least two-thirds of the Board have been elected by shareholders. Since the Company is new, the Board needs to be approved by shareholders. The Board believes all candidates have appropriate backgrounds and bring a diverse set of skills to the Board.

ISI proposes the following slate of Board members:

A.	Lynda Chervil: Lynda Chervil is Chairman, President and CEO of Internet Sciences Inc. (ISI), providing overall strategic direction for the company. Having led and managed a $1.1 billion business unit for 5 years at a fortune 50 company, Wells Fargo Bank (NYSE: WFC) and having held other business management roles, Ms. Chervil brings a demonstrated track record in leadership, sales management, customer experience, direct and matrix management structures, and execution of enterprise-wide initiatives.

Ms. Chervil is a Chartered Fellow at both the Institute of Consulting (IC) and Chartered Management Institute (CMI) in the U.K.

Ms. Chervil holds an M.S. in Integrated Marketing Communications from New York University and a B.S. from New York Institute of Technology.

B.	Mark T. Maybury: Dr. Maybury is Vice President, Commercialization, Engineering & Technology for Lockheed Martin. He is Science, Technology and Innovation Committee Chair and Acting Board Secretary on the Board of ISI and Advisor to the boards of READY Robotics, Halo.Energy, and Flora Surfaces. Previously, Dr. Maybury was the first Chief Technology Officer of Stanley Black & Decker, Chief Scientist of the US Air Force, Vice President and Chief Technology Officer and Chief Security Officer at MITRE Corporation. He served on the Defense Science Board, Executive Committee of the Air Force Scientific Advisory Board, the Homeland Security Science and Technology Advisory Committee, and the boards of the Connecticut Science Center and Mark Twain House and Museum. Dr. Maybury is an IEEE and AAAI Fellow and author/editor of 10 books. He was awarded a BA from College of the Holy Cross, MBA from RPI and MPhil and PhD from University of Cambridge, England.

C.	Mark Deutsch: Mark Deutsch is a senior private equity professional with over 30 years of experience successfully investing in private companies across a wide range of industries. He is the Founder and President of Deutsch Capital LLC, a private equity investment firm.

In prior roles, Mark was a senior partner at Verus Investment Partners and a founding partner at Hudson Ferry Capital. Both firms focused on the lower middle market and targeted investments in a wide range of sectors including industrial and manufacturing, building products, business services, and high margin distribution. He also led new business development efforts at both of these firms, and at Hudson Ferry, he raised the majority of the firm’s private capital.

Mark was previously managing partner of Kenner & Company, Inc., a leading middle-market private equity firm with a principal focus on the building products industry. Previously, he was a Vice President at BT Securities Corporation, a wholly-owned subsidiary of Bankers Trust (now Deutsche Bank). Mark began his career as a certified public accountant with KPMG.

Mark currently serves on the Board of Directors of Skyline Windows and MeTEOR Education, and the Strategic Advisory Board of Curemark LLC. He served on the Board of Directors of Behr Process Corporation, Therma-Tru Corporation, Champion Windows, Pace Industries, Atrium Windows, Contrax Furnishings, BSI Holdings, TruStiles Doors, Aneco Electrical Construction, Sequentia Incorporated, and Listman Home Technologies. Mark received an MBA from Harvard Business School and a BS, summa cum laude, in accounting from Binghamton University.

D.	Michael Kahn: Michael Kahn is currently the CFO of technology start-up Let’s Roar, Inc. has spent over fifteen years in the investment and merchant banking industry and retains a strong understanding of, and experience in, corporate finance, capital markets, mergers and acquisition advisory, and alternative investments across several industries, including high technology and real estate.

He has held the role of CFO with private and public companies, including eQube Gaming Ltd., Lifestyle Global Brands, RentMoola (now Letus), and Simgo Ltd. He currently sits on the board of directors at Commonwealth Capital Limited and has sat on the Board of Lifestyle Global Brands. He also sits on the board of non-profit, Toronto Rugby.

Michael completed his B.A. in Commerce at McGill University (Montreal, Quebec) and his M.B.A. at the Ivey usiness School at the University of Western Ontario (London, Ontario).

E.	Kenneth D Sanders: Kenneth Sanders currently serves as Chairman of the Board of DIRTT (NASDAQ: DRTT, TSX: DRT), a leader in industrialized construction with headquarters in Calgary, Canada. He also serves on two private boards: NELSON, an award-winning architecture, interior design, and brand strategy firm headquartered in Minneapolis, Minnesota; and Clarus, a leading designer and manufacturer of writable glass boards, headquartered in Ft. Worth, Texas.

Since 2019, Mr. Sanders has been a Managing Principal at Design Intelligence where he provides strategic consulting services on digital innovation, operational excellence, and leadership development. Between January 2002 and December 2018, Mr. Sanders was Chief Information Officer, Managing Principal, and Board Member of Gensler, the world’s largest architecture firm, and co-let the team responsible for Gensler’s global operations, including finance, legal, talent, design technology, research and business development. From 1993 to 2002, he was a Partner of ZGF Architects LLP.

He holds a B.A. in Architecture from the University of California, Berkeley.

F.	Dr. Lisa Johnson- Pratt: Dr. Lisa Johnson-Pratt is the founder and President of Ananias Ventures where she provides strategic advisory services to the biotechnology healthcare sector. Her focus is on advising C-Suite executives in the Cell and Gene Therapy arena. She currently serves on the board of directors for biopharmaceutical companies TRACON Pharmaceuticals and Assembly Bio, as well as for Young People in Recovery, a national non- profit that supports young people to thrive after recovering from substance abuse. Prior to her advisory roles, Dr. Johnson-Pratt served as Senior Vice President, New Product Commercial Strategy at Ionis Pharmaceuticals. She joined Ionis following its acquisition of Akcea Therapeutics where she served as Senior Vice President, New Product Strategy and was responsible for the commercialization strategy for three late-stage rare disease programs.

Dr. Johnson-Pratt spent several years at GlaxoSmithKline (GSK) as Head of Early Pipeline Commercial Strategy and Head of Global Commercial Pharma Center of Excellence leading oncology early commercial strategy. Earlier in her career, Dr. Johnson-Pratt also served in leadership roles at GlaxoWellcome; Stiefel, a GSK company; and Merck & Co. Inc.

Education:

BS/ MD: Howard University

Residency/ Fellowship: Internal Medicine, Howard University

Diploma of Pharmaceutical Medicine, Royal College of Physicians

G.	Demetrius Hutcherson: Dimitrius Hutcherson is an accomplished executive, currently serving as EVP, CAO & CTO at First Independence Bank. He excels in finance, operations, and technology, nurturing companies from inception to success. His expertise spans CDFIs, MDIs, and economic development. He has 20+ years on nonprofit boards and in public/private sectors. Adept at uniting teams toward shared objectives, he’s a trusted advisor to diverse entities. Dimitrius earned a BA in Finance from Morehouse College and a MBA from Harvard Business School.

H.	David Beck: Mr. David Beck is the Principle of a boutique advisory firm, Sprout Capital Corp., focused on bringing resources to innovative growth companies. Most recently, Mr. Beck was CEO and Chairman of 3 Sixty Secure Corp., a security services company with ~300 employees. Mr. Beck’s prior experience has primarily been focused on public and private capital markets. Public equity experience includes: Head of TMT (technology, media, telecom) Investment Banking at several boutique investment dealers, and consistently top-ranked technology Financial Analyst based in both New York City and Toronto. Private equity experience includes: Partner, Celtic House Venture Partners, and personal financial investments and advisory services to ~20 private growth companies. Career highlights include raising >$1 billion in equity capital, number one Technology Research Analyst ranking 1999 & 2000 Reuters Survey, and 1996, 1998, 1999, & 2001 Brendan Woods International Survey, and the highest 1 & 3 year returns on stock recommendations (of 179 peers) Upside Magazine (February 2001). Mr. Beck is currently Director & Chairman of Deal Desk at DGTL Holdings Inc. (DGTL-TSXV).

Prior public company BOD roles include 3 Sixty Secure Corp., Basis100 Inc., CRS Robotics Corporation, Pivot Technology Solutions Inc., and World Class Extractions Inc.

Mr. Beck holds an MBA (Dean’s List) from Ivey Business School (University of Western Ontario) and a BSc Honours (Engineering Physics) from Queen’s University.

THE BOARD RECOMMENDS YOU VOTE FOR ALL EIGHT (8) OF THE NOMINEES INTRODUCED ABOVE

PROPOSAL 2: MANAGEMENT PROPOSAL ON ADVISORY VOTE
ON EXECUTIVE COMPENSATION PLAN (SAY ON PAY)

ISI is asking you to approve the Compensation Plan for the named officer and directors as disclosed in this Proxy Statement. The federal securities laws requires disclosure of certain executive officer’s pay such as the CEO and other high ranking executives of public companies. In 2023 the Board authorized the issuance of 1,660,000 shares to be granted to the CEO. For year end 2023 the CEO was granted 1,660,000 shares of Class A Common Stock at a cost basis of $0.25 per share as compensation for services rendered.

As Such the Board of Directors is recommending the following resolution

Resolved: The Board hereby recommends that Shareholders approve a grant of 1,660,000 shares of Class A restricted stock, of the Company to the CEO, as compensation for work completed in 2023.

Internet Sciences, Inc.
Proxy Card – Annual Meeting to be held on December 28, 2023	2155 Woodlane Dr, Suite 100 Woodbury, MN 55125-3049

Appointment of Proxyholder
The undersigned hereby appoints Drew Barnholtz (the “Named Proxy”), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes them, to vote all the shares of capital stock of Internet Sciences, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting of Internet Sciences, Inc. to be held via dial-in teleconference at 667-770-1025, access code 821426# on December 28, 2023 at 11AM EST or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

1.	Election of Directors	For	Withhold			For	Withhold			For	Withhold
a	Lynda Chervil	☐	☐	b.	Mark T. Maybury	☐	☐	c.	Mark Deutsch	☐	☐
d.	Michael Kahn	☐	☐	e.	Kenneth D. Sanders	☐	☐	f.	Dr. Lisa Johnson-Pratt	☐	☐
g.	Demetrius Hutcherson	☐	☐	h.	David Beck	☐	☐

		For	Against	Abstain
2.	Executive Compensation. Management proposal on advisory vote on executive compensation plan (say on pay).	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.		Date
________________________
I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		MM / DD / YY

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR
PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

This form of proxy is solicited by and on behalf of Management.

Notes to Proxy

1.	If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
2.	This proxy should be signed in the exact manner as the name appears on the proxy.
3.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
4.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
5.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
6.	This proxy confers discretionary authority in respect of amendments to matters identified in the Proxy Statement or other matters that may properly come before the meeting.
7.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

To Vote Your Proxy Online please visit:
https://uslogin.odysseytrust.com/pxlogin

You will require the CONTROL NUMBER printed with your address to the right.

If you vote by Internet, do not mail this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.